Exhibit 10.6

July 19, 2012

Vringo, Inc.

44 W. 28th Street, Suite 1414

New York , New York 10001

Re: Lock-up Agreement

Ladies and Gentlemen:

The undersigned, a holder of common stock, par value $0.01 per share (“Common Stock”), or rights to acquire Common Stock, of Vringo, Inc. (the “Company”), for other good and valuable consideration, receipt of which is hereby acknowledged, hereby agrees for the benefit of the Company that, without the prior written consent of the Company, the undersigned will not, from the date hereof through the period ending six (6) months after the date hereof (the “Lock-Up Period”), directly or indirectly: (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell (including any short sale), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially or may be deemed to be beneficially owned (as defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”)) by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, or (4) publicly announce an intention to do any of the foregoing (the “Lock-Up”).

The Lock-Up shall not apply to:

(a) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift, or gifts, (ii) to an immediate family member (as such term is defined in Item 404 of Regulation S-K) or a trust for the direct or indirect benefit of the undersigned or such immediate family member of the undersigned, or (iii) by will or intestacy;

(b) the exercise of options granted under the Company’s 2012 Employee, Director and Consultant Equity Incentive Plan (the “2012 Plan”) and 2006 Stock Option Plan (the “2006 Plan”) [AND WITH RESPECT TO DONALD STOUT – or assumed in connection with the consummation of the transactions consummated by the Agreement and Plan of Merger, dated March 12, 2012, by and between the Company, VIP Merger Sub, Inc. and Innovate/Protect, Inc. (the “Merger”)] provided that the shares of Common Stock delivered upon such exercise are subject to the Lock-Up;

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(c) transfers of shares of Common Stock to the Company (i) as forfeitures to satisfy tax withholding and remittance obligations of the undersigned in connection with the vesting or exercise of equity awards granted pursuant to the Company’s 2012 Plan and/or 2006 Plan [AND WITH RESPECT TO DONALD STOUT – or assumed in connection with the Merger];

[(d) the exercise of any of the Company’s Series 1 Warrants and Series 2 Warrants issued to the undersigned in connection with the Merger (collectively, the “Warrants”) and the sale or disposition of the shares of Common Stock issuable thereunder, in the event the Company calls such Warrants for redemption pursuant to and in accordance with the provisions of the Warrants; and][ONLY APPLICABLE TO I/P’S FORMER OFFICERS AND DIRECTORS]

(e) the conversion of the Company’s Series A Preferred Stock that are outstanding as of the date hereof, provided that the shares of Common Stock delivered upon such conversion are subject to the restrictions set forth in the Lock-Up; and

(f) the establishment of a trading plan that complies with Rule 10b5-1 under the Exchange Act; provided, however, that (i) the restrictions shall apply in full force to sales or other dispositions pursuant to such Rule 10b5-1 plan during the Lock-Up Period and (ii) no public announcement or disclosure of entry into such Rule 10b5-1 plan is made or required to be made during the Lock-Up Period, including any filing with the SEC under Section 13 or Section 16 of the Exchange Act;

provided that in case of any transfer pursuant to clause (a) above, each transferee, trustee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement, and provided further that such transfer shall not involve a disposition for value and such transfer is not required to be reported in any public report or filing with the SEC during the Lock-Up Period.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned also acknowledges that it may have to enter into a lock-up agreement or agreements with underwriters and/or placement agents engaged by the Company in connection with future financing(s) of the Company and the undersigned hereby agrees to execute such lock-up agreements in the form acceptable to the underwriters and/or placement agents.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This Lock-Up Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Lock-Up Agreement with respect to such subject matter. Should a dispute arise between the parties under or relating to this Lock-Up Agreement, each party agrees that prior to initiating any formal proceeding against the other (except when injunctive relief is appropriate), the parties will each designate a representative for purposes of resolving the dispute.  If the parties' representatives are unable to resolve the dispute within 14 business days, the dispute shall be settled by mediation and then, if necessary, by arbitration under the then-current commercial arbitration rules of the American Arbitration Association.  The location of the proceeding shall be in New York, NY. The award in any such arbitration shall be final, binding, conclusive and not appealable. Judgment upon any award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

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This Lock-Up Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Execution and delivery of this Agreement by facsimile or other electronic signature is legal, valid and binding for all purposes.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Signature:

Print Name:

Acknowledged:

VRINGO, INC.

By:
Name:
Title:

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